Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Les Brown
Senior Vice President, Finance
and Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL INCREASES CREDIT LINE

PARK CITY, Utah, Sep 7/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) has amended its January 2002 revolving credit facility with Rabobank International as lead bank and Wells Fargo as a participating bank.  The amendment to the credit facility extends the term of the loan to September 2011, resets the commitment to $60 million (with no automatic reductions) and provides an accordion feature to increase the commitment to $90 million, subject to certain covenants and conditions.  Borrowings under the facility are currently $3.5 million.

“We are pleased to amend our existing credit facility with Rabobank and Wells Fargo,” commented Les Brown, senior vice president, finance and chief financial officer. “We have an established relationship with these banks and they are knowledgeable about our industry. This amended credit facility provides us with long-term, flexible financing to pursue our stated business strategies, which include increasing market share in the Healthy Foods Channel, developing innovative new products, capitalizing on international growth and pursuing acquisition opportunities.”

ABOUT NUTRACEUTICAL

We are an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores. Internationally, we market and distribute branded nutritional supplements and other natural products to and through health and natural product distributors and retailers. Our core business strategy is to acquire, integrate and operate, from beginning to end, the manufacturing, marketing and distribution of branded nutritional supplement businesses in the natural products industry. We believe that the consolidation and integration of these acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

We sell branded nutritional supplements and other natural products under the trademarks Solaray®, KAL®, Nature’s Life®, Natural Balance®, NaturalMax®, VegLife®, Premier One®, Pioneer®, Sunny Green®, Natural Sport®, FunFresh Foods™, ActiPet®, Action Labs®, Thompson®, Montana Big Sky™, Body Gold®, Healthway®, Living Flower Essences® and Monarch Nutritional Laboratories™. Under the name Woodland Publishing™, we publish, print and market a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. We also distribute branded products of certain third parties.

We own neighborhood natural food markets, which operate under the trade names The Real Food Company ™, Thom’s Natural Foods™ and Cornucopia Community Market™. We also own health food stores, which operate under the trade names Arizona Health Foods™, Granola’s™ and Pilgrim’s Natureway™.

We manufacture and/or distribute one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 650 SKUs sold internationally. We believe that as a result of our emphasis on innovation, quality, loyalty, education and customer service, our brands are widely recognized in health and natural food stores and among their customers.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Press Release. Important factors that may cause our results to differ from these forward-looking statements include, but are not limited to, government regulations,  product liability claims and litigation, insurance coverage issues, a decrease in or slowing of the growth rate of the vitamin, mineral and supplement market, the success of the healthy foods channel, consumer perception of safety and quality of our products and similar products, competition, intellectual property rights of other parties, the loss of key personnel, disruptions from acquisitions, issues with obtaining raw materials of adequate quality or quantity, problems with information management systems, manufacturing efficiencies and operations, litigation generally, the volatility of the stock market generally and of our stock specifically, a general lack of adequate industry analyst coverage, and other factors indicated from time to time in our SEC reports, copies of which are available upon request from our investor relations group or which may be obtained at the SEC’s website (www.sec.gov).

© 2006 Nutraceutical Corporation. All rights reserved.

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